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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of MicroProse, Inc. (formerly Spectrum HoloByte, Inc.) on Form S-8 (File No. 333-30487) of our report dated May 8, 1998, on our audits of the consolidated financial statements and financial statement schedule of MicroProse, Inc. as of March 31, 1998 and 1997, and for each of the three years in the period ended March 31, 1998, which reports are included in this Annual Report on Form 10-K.



/s/ Coopers & Lybrand L.L.P.
----------------------------
COOPERS & LYBRAND L.L.P.




San Jose, California
June 26, 1998

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